Exhibit 99.1

UPHEALTH, INC. ANNOUNCES PRICING OF $40.25 MILLION PUBLIC OFFERING OF COMMON STOCK

DELRAY BEACH, FL, October 4, 2021 — UpHealth, Inc. (NYSE: UPH) (“UpHealth” or the “Company”) today announced the pricing of its previously announced underwritten public offering (the “Offering”) of 23,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $1.75 per share. In addition, the underwriters have been granted a 30-day option to purchase up to 3,450,000 additional shares of Common Stock from the Company at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from this Offering, prior to deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $40.25 million. The Company intends to use the net proceeds that it will receive from the Offering for working capital and other general corporate purposes, including licenses acquisitions or other strategic growth activities, as well as to repay certain of its current obligations related to its June 2021 business combination, inclusive of debt repayments and forward purchase obligations. The Offering is expected to close on October 7, 2021, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as sole book-running manager, and Lake Street Capital Markets, LLC and Northland Capital Markets are acting as co-lead managers for the Offering.

A registration statement on Form S-1 (File No. 333-259143) relating to the Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on October 4, 2021. The Offering is being made only by means of a prospectus forming a part of the effective registration statement. Copies of the final prospectus related to the Offering, when available, may be obtained for free from the SEC’s website at http://www.sec.gov, or alternatively from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About UpHealth, Inc.

UpHealth, Inc. (NYSE:UPH) is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Offering and regarding our management team’s expectations, intentions, plans, prospects or strategies regarding the future. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our management team’s current expectations and beliefs. There can be no assurance that future developments affecting UpHealth will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including regulatory approvals, the ability of UpHealth to continue to meet the NYSE listing standards, product and service acceptance, and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of UpHealth’s filings with the SEC, and in UpHealth’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UpHealth as of the date hereof, and UpHealth assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Contacts

Amanda Crane

+1-630-363-3393

amanda.crane@ketchum.com

Investor Contacts

Dr. Mariya Pylypiv

ir@uphealthinc.com

Source: UpHealth, Inc.